UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2019

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.01, 3.02, and 5.02 below are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Entry into and Closing of Stock Purchase and Exchange Agreement

On July 19, 2019 but effective July 15, 2019, EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), James C. Finkle, Jr., and Clifford Finkle IV (together, the “Finkle Owners”) entered into and consummated the transactions contemplated by a stock purchase and exchange agreement (the “Purchase and Exchange Agreement”) pursuant to which the Company acquired all of the issued and outstanding equity interests (the “Acquired Interests”) in Courtlandt and Brown Enterprises LLC, a New Jersey limited liability company (“Courtlandt”) and Finkle Transport Inc., a New Jersey corporation (“Finkle”), from the Finkle Owners. As a result of the transaction, Finkle and Courtlandt became wholly-owned subsidiaries of the Company.

Finkle and Courtlandt are based in Clifton, New Jersey and are engaged in the business of fulfilling government contracts for freight trucking services as well as providing freight trucking services to non-government entities, in all cases in Class 8 and tractor-trailer only and specifically excluding last-mile or final-mile delivery. Pursuant to the Purchase and Exchange Agreement, the Company acquired all of the Acquired Interests for $12,000,000, consisting of: (i) $3,125,000 paid by issuance of 1,250,000 shares of Company common stock at a price per share of $2.50; (ii) $1,250,000 in cash; $5,011,364.19 in assumed indebtedness; and (iv) an earnout of up to $2,613,635.81 (the “Earnout”), which is payable in shares of Company common stock at a price per share of $2.50. The Earnout will be calculated within thirty days of the first anniversary of the Purchase and Exchange Agreement and will equal three times EBITDA (as defined in the Purchase and Exchange Agreement) of Courtlandt and Finkle for the twelve months ended June 30, 2019 (subject to a cap of $12,000,000) minus the amounts paid at closing.

The foregoing summary description of the material terms of the Purchase and Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Exchange Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Clifford Finkle Employment Agreement

On July 19, 2019, the Company entered into an executive employment agreement effective July 15, 2019 with Clifford Finkle IV (the “Clifford Finkle Employment Agreement”) pursuant to which Clifford Finkle IV will serve as a Vice-President of Finkle. The Clifford Finkle Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Clifford Finkle Employment Agreement, Mr. Finkle will be entitled to base compensation of $225,000 per year, incentive compensation based on Mr. Finkle’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Finkle is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The Clifford Finkle Employment Agreement also includes a customary confidentiality covenant and one-year post-termination nonsolicitation and non-interference covenants.

James Finkle Employment Agreement

On July 19, 2019, the Company entered into an executive employment agreement effective July 15, 2019 with James C. Finkle, Jr. (the “James Finkle Employment Agreement”) pursuant to which James C. Finkle, Jr. will serve as a Vice-President of Finkle. The James Finkle Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the James Finkle Employment Agreement, Mr. Finkle will be entitled to base compensation of $225,000 per year, incentive compensation based on Mr. Finkle’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Finkle is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The James Finkle Employment Agreement also includes a customary confidentiality covenant and one-year post-termination nonsolicitation and non-interference covenants.

The foregoing summary descriptions of the material terms of the Clifford Finkle Employment Agreement and the James Finkle Employment Agreement are not complete and are subject to and qualified in their entirety by reference to the text of the employment agreements, copies of which are filed herewith as Exhibit 10.1 and 10.2 and the terms of which are incorporated by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As consideration for the Acquired Interests and pursuant to subscription agreements with James C. Finkle, Jr. and Clifford Finkle IV, on July 19, 2019 but effective July 15, 2019, the Company issued 625,000 shares of common stock, par value $0.0001 per share, to each of James C. Finkle, Jr. and Clifford Finkle IV. The issuance of common stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the issuance did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the foregoing transaction.

The foregoing summary description of the material terms of the subscription agreements is not complete and is subject to and qualified in its entirety by reference to the text of the subscription agreements, copies of which are filed herewith as Exhibit 10.3 and 10.4 and the terms of which are incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Eugene Putnam as Chief Financial Officer

On July 22, 2019, the Company appointed Eugene S. Putnam, Jr. as Chief Financial Officer. Prior to joining the Company, Mr. Putnam served as President and Chief Financial Officer of Universal Technical Institute, Inc. (“UTI”) from March 2011 until November 2016.  Mr. Putnam served as Executive Vice President and Chief Financial Officer of UTI from July 2008 to March 2011 and as UTI’s interim Chief Financial Officer from January 2008 to July 2008. From June 2005 to May 2007, Mr. Putnam served as Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation.  From July 2003 to June 2005, Mr. Putnam served as President of Coastal Securities L.P., and from March 2001 to March 2003, Mr. Putnam served as Executive Vice President and Chief Financial Officer of Sterling Bancshares, Inc.  Mr. Putnam also spent 14 years as Director of Investor Relations and in various corporate finance positions with SunTrust Banks, Inc.  Mr. Putnam also serves as a director of Community Bankers Trust Corporation. Mr. Putnam received his MBA from the University of North Carolina at Chapel Hill and holds a BS in Economics from the University of California, Los Angeles.

There are no related party transactions involving Mr. Putnam that are reportable under Item 404(a) of Regulation S-K.

Eugene Putnam Employment Agreement

On July 22, 2019, the Company entered into an executive employment agreement with Eugene Putnam (the “Putnam Employment Agreement”) pursuant to which Mr. Putnam will serve as the Chief Financial Officer of the Company. The Putnam Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Putnam Employment Agreement, Mr. Putnam will be entitled to base compensation of $230,000 per year, incentive compensation based on Mr. Putnam’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Putnam is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The Putnam Employment Agreement also includes a customary confidentiality covenant and one-year post-termination nonsolicitation and non-interference covenants.

The foregoing summary description of the material terms of the Putnam Employment Agreement is not complete and is subject to and qualified in its entirety by reference to the text of the employment agreement, a copy of which is filed herewith as Exhibit 10.5 and the terms of which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Stock Purchase and Exchange dated July 15, 2019 between EVO Transportation & Energy Services, Inc., James C. Finkle, Jr., and Clifford Finkle IV *
10.1	Employment Agreement dated July15, 2019 between EVO Transportation & Energy Services, Inc. and Clifford Finkle IV
10.2	Employment Agreement dated July15, 2019 between EVO Transportation & Energy Services, Inc. and James C. Finkle Jr.
10.3	Subscription Agreement dated July15, 2019 between EVO Transportation & Energy Services, Inc. and Clifford Finkle IV
10.4	Subscription Agreement dated July15, 2019 between EVO Transportation & Energy Services, Inc. and James C. Finkle Jr.
10.5	Employment Agreement dated July22, 2019 between EVO Transportation & Energy Services, Inc. and Eugene S. Putnam, Jr.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2019	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer

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